Exhibit 99.1

Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 262-879-5945 britt.zarling@fiserv.com	Investor Relations: Stephanie Gregor Vice President, Investor Relations Fiserv, Inc. 262-879-5969 stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2014 Results

Adjusted internal revenue growth of 6 percent;

Adjusted operating income increase of 11 percent;

Adjusted EPS increases 22 percent to $0.82;

Full year 2014 guidance affirmed

Brookfield, Wis., April 29, 2014 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2014.

GAAP revenue in the quarter was $1.23 billion compared with $1.15 billion in the first quarter of 2013. Adjusted revenue was $1.15 billion in the first quarter compared with $1.08 billion in the first quarter of 2013, an increase of 6 percent.

GAAP earnings per share from continuing operations in the first quarter was $0.65 compared with $0.43 in the first quarter of 2013. Adjusted earnings per share from continuing operations increased 22 percent to $0.82 compared with $0.67 in the first quarter of 2013.

“Our strong results in the quarter included 8 percent internal revenue growth in the Payments segment, and excellent operating performance across the company,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Total sales increased 17 percent in the quarter reflecting the momentum of our market leading products and services.”

Press Release

First Quarter 2014

•	Adjusted revenue grew 6 percent in the quarter to $1.15 billion compared with $1.08 billion in the prior year period.

•	Adjusted internal revenue growth was 6 percent for the company, led by 8 percent growth in the Payments segment and 3 percent growth in the Financial segment.

•	Adjusted earnings per share increased 22 percent in the first quarter to $0.82 compared with $0.67 in the prior year period.

•	Adjusted operating margin increased 120 basis points in the quarter, to 29.6 percent, compared with the prior year period.

•	Free cash flow increased to $234 million compared with $232 million in the first quarter of 2013.

•	The company repurchased 6.1 million shares of common stock for $351 million in the first quarter and had 12.4 million remaining shares authorized for repurchase as of March 31, 2014.

•	During the quarter, the company was named as one of FORTUNE® magazine’s World’s Most Admired Companies in the financial data services category.

•	The company signed 51 Mobiliti™ clients in the quarter and, as of March 31, 2014, the company has more than 1,800 mobile banking clients.

•	The company signed 63 Popmoney® clients to the payment network in the quarter, which now includes nearly 2,200 financial institutions.

•	The company signed 82 electronic bill payment clients and 30 debit processing clients in the quarter.

Outlook for 2014

Fiserv continues to expect 2014 adjusted revenue growth in a range of 4 to 5 percent, adjusted internal revenue growth of 4 to 4.5 percent, and adjusted earnings per share in a range of $3.28 to $3.37, which represents growth of 10 to 13 percent over $2.99 in 2013.

“Our strong results in the quarter have us on-track to achieve our full year outlook,” said Yabuki.

Earnings Conference Call

The company will discuss its first quarter 2014 results on a conference call and webcast at 4 p.m. CT on Tuesday, April 29, 2014. To register for the event, go to www.fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

This year, Fiserv, Inc. (NASDAQ: FISV) celebrates 30 years of leadership in financial services technology. As one of FORTUNE® magazine’s World’s Most Admired Companies, Fiserv is helping clients worldwide achieve best-in-class results by driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Press Release

Non-GAAP Financial Measures and Other Information

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted income from continuing operations,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, merger costs and certain integration expenses related to acquisitions. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding the impact of postage reimbursements in our Output Solutions business, acquisitions and dispositions, and including deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

In the fourth quarter of 2013, the company completed a two-for-one stock split. Accordingly, all share data and per share amounts are presented on a split-adjusted basis.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact of market and economic conditions on the financial services industry; the capacity of the company’s technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company’s ability to comply with government regulations; the impact of a security breach or operational failure on the company’s business; the company’s ability to successfully integrate acquisitions into its operations; the impact of the company’s strategic initiatives; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue
Processing and services	$1,027	$966
Product	207	186

Total revenue	1,234	1,152

Expenses
Cost of processing and services	541	522
Cost of product	180	190
Selling, general and administrative	242	229

Total expenses	963	941

Operating income	271	211
Interest expense	(41)	(41)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	230	170
Income tax provision	(66)	(58)
Income from investment in unconsolidated affiliate	4	5

Income from continuing operations	168	117
Income (loss) from discontinued operations	—	—

Net income	$168	$117

GAAP earnings (loss) per share—diluted:
Continuing operations	$0.65	$0.43
Discontinued operations	—	—

Total	$0.65	$0.43

Diluted shares used in computing earnings per share	258.6	270.3

Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2014	2013
GAAP income from continuing operations	$168	$117
Adjustments:
Merger and integration costs [1]	7	40
Severance costs	12	9
Amortization of acquisition-related intangible assets	52	48
Tax impact of adjustments [2]	(25)	(34)
StoneRiver transaction [3]	(3)	—

Adjusted income from continuing operations	$211	$180

GAAP earnings per share from continuing operations	$0.65	$0.43
Adjustments—net of income taxes:
Merger and integration costs [1]	0.02	0.10
Severance costs	0.03	0.02
Amortization of acquisition-related intangible assets	0.13	0.12
StoneRiver transaction [3]	(0.01)	—

Adjusted earnings per share	$0.82	$0.67

[1]	Merger and integration costs are attributable to the Open Solutions acquisition and include a non-cash impairment charge of $30 million, or $ 0.07 per share, in the first quarter of 2013. Merger and integration costs also include deferred revenue purchase accounting adjustments and integration costs associated with the acquisition.
[2]	The tax impact is calculated using a tax rate of 35 percent, which approximates the company’s annual effective tax rate for each of the respective periods.
[3]	Represents the company’s share of a gain on the sale of a subsidiary business at StoneRiver Group, L.P., a joint venture in which the company owns a 49 percent interest.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

($ in millions, unaudited)

	Three Months Ended
	March 31,
	2014	2013
Total Company
Revenue	$1,234	$1,152
Output Solutions postage reimbursements	(83)	(74)
Open Solutions deferred revenue adjustment	1	6

Adjusted revenue	$1,152	$1,084

Operating income	$271	$211
Merger and integration costs	7	40
Severance costs	12	9
Amortization of acquisition-related intangible assets	52	48

Adjusted operating income	$342	$308

Operating margin	21.9%	18.3%
Adjusted operating margin	29.6%	28.4%
Payments and Industry Products (“Payments”)
Revenue	$673	$617
Output Solutions postage reimbursements	(83)	(74)

Adjusted revenue	$590	$543

Operating income	$180	$166

Operating margin	26.8%	26.8%
Adjusted operating margin	30.6%	30.5%
Financial Institution Services (“Financial”)
Revenue	$575	$549
Open Solutions deferred revenue adjustment	1	6

Adjusted revenue	$576	$555

Operating income	$185	$161
Merger and integration costs	—	4

Adjusted operating income	$185	$165

Operating margin	32.1%	29.3%
Adjusted operating margin	32.1%	29.8%
Corporate and Other
Revenue	$(14)	$(14)

Operating loss	$(94)	$(116)
Merger and integration costs	7	36
Severance costs	12	9
Amortization of acquisition-related intangible assets	52	48

Adjusted operating loss	$(23)	$(23)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities
Net income	$168	$117
Adjustment for discontinued operations	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	48	49
Amortization of acquisition-related intangible assets	52	48
Share-based compensation	15	14
Deferred income taxes	1	(7)
Income from investment in unconsolidated affiliate	(4)	(5)
Non-cash impairment charge	—	30
Other non-cash items	(9)	(5)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(1)	27
Prepaid expenses and other assets	(3)	(32)
Accounts payable and other liabilities	44	(4)
Deferred revenue	(19)	(10)

Net cash provided by operating activities	292	222

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(70)	(58)
Payment for acquisition of business, net of cash acquired	—	(16)

Net cash used in investing activities	(70)	(74)

Cash flows from financing activities
Debt proceeds	62	1,011
Debt repayments	(62)	(1,149)
Issuance of treasury stock	12	13
Purchases of treasury stock	(335)	(67)
Other financing activities	8	4

Net cash used in financing activities	(315)	(188)

Change in cash and cash equivalents	(93)	(40)
Net cash flows from discontinued operations	—	38
Beginning balance	400	358

Ending balance	$307	$356

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$307	$400
Trade accounts receivable – net	752	751
Deferred income taxes	52	55
Prepaid expenses and other current assets	436	366

Total current assets	1,547	1,572
Property and equipment – net	284	266
Intangible assets – net	2,101	2,142
Goodwill	5,215	5,216
Other long-term assets	326	317

Total assets	$9,473	$9,513

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$884	$756
Current maturities of long-term debt	92	92
Deferred revenue	462	484

Total current liabilities	1,438	1,332
Long-term debt	3,756	3,756
Deferred income taxes	717	713
Other long-term liabilities	119	127

Total liabilities	6,030	5,928
Shareholders’ equity	3,443	3,585

Total liabilities and shareholders’ equity	$9,473	$9,513

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

($ in millions, unaudited)

Adjusted Internal Revenue Growth [1]	Three Months Ended March 31, 2014
Payments Segment	8%
Financial Segment	3%

Total Company	6%

[1]	Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 7), excluding the impact of acquisitions and dispositions (“acquired revenue”), for the current period divided by adjusted revenue from the prior year period. Acquired revenue was $7 million ($1 million in the Payments segment and $6 million in the Financial segment) for the first quarter of 2014 and is net of $2 million from dispositions in the Financial segment.

Free Cash Flow [2]	Three Months Ended March 31,
	2014	2013
Net cash provided by operating activities	$292	$222
Capital expenditures	(70)	(58)
Other adjustments [3]	12	68

Free cash flow	$234	$232

[2]	Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; certain transaction expenses attributed to the Open Solutions acquisition; and other items which management believes may not be indicative of the future free cash flow of the company.
[3]	“Other adjustments” in 2013 include $40 million of cash payments for transaction expenses and transaction-related assumed liabilities attributable to the acquisition of Open Solutions.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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